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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

FirstFed Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FIRSTFED FINANCIAL CORP.

401 Wilshire Boulevard

Santa Monica, CA 90401-1490

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 26, 2006

NOTICE IS HEREBY GIVEN that an annual meeting of stockholders (the “Annual Meeting”) of FirstFed Financial Corp. (“FFC” or the “Company”) will be held in the Marquee Ballroom of the Doubletree Guest Suites at 1707 Fourth Street, Santa Monica, California 90401 on April 26, 2006 at 11:00 A.M., local time, for the following purposes:

(1)	To elect three Directors to hold office for a three-year term and until their successors are duly elected and qualified.

(2)	To approve the 2007 Nonemployee Directors Restricted Stock Plan (the “Restricted Stock Plan”) to replace the 1997 Nonemployee Directors Stock Incentive Plan previously approved by stockholders of the Company.

(3)	To ratify the appointment of Grant Thornton LLP as independent auditors of the Company for 2006.

(4)	To transact such other business as may properly be brought before the Annual Meeting or any adjournment or adjournments thereof.

Your Board of Directors urges stockholders to vote FOR Items 1, 2, and 3.

These items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on March 3, 2006 are entitled to vote at the Annual Meeting or any adjournments thereof.

If you receive more than one proxy in separate mailings, it is an indication that your shares are registered differently in more than one account. All proxy cards received by you should be signed and mailed to ensure that all of your shares are voted.

By order of the Board of Directors

Ann E. Lederer
Corporate Secretary

Santa Monica, California

March 17, 2006

IMPORTANT

Whether or not you expect to attend in person, we urge you to vote your proxy at your earliest convenience by mail using the enclosed postage-paid reply envelope. This will ensure the presence of a quorum at the Annual Meeting and will save the Company the expense of additional solicitation. Sending in your proxy will not prevent you from voting your shares at the Annual Meeting if you desire to do so. You may revoke your proxy at any time before it is exercised by filing a written revocation or a duly executed proxy bearing a later date with the Secretary of the Company. If your shares are held in the name of a brokerage firm or nominee, you will need additional documentation from your record holder in order to vote personally at the Annual Meeting.

FIRSTFED FINANCIAL CORP.

401 Wilshire Boulevard

Santa Monica, California 90401-1409

PROXY STATEMENT

For 2006 Annual Meeting of Stockholders

To Be Held on April 26, 2006

INFORMATION RELATING TO VOTING AT THE ANNUAL MEETING.

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of FirstFed Financial Corp. [“FFC”, and collectively with its subsidiary, First Federal Bank of California (“Bank”), the “Company”] for use at the Annual Meeting of Stockholders to be held on April 26, 2006, and at any adjournment thereof. The approximate date of mailing of the Notice, Proxy Statement and form of proxy for the Meeting is March 17, 2006.

Only those stockholders of record at the close of business on March 3, 2006 will be entitled to vote at the Annual Meeting. The Company had a total of 16,602,270 shares of common stock (“Company Stock”) outstanding at that date. Stockholders will be entitled to one vote for each share of Company Stock held by them of record at the close of business on the record date on any matter that may be presented for consideration and action by the stockholders at the Annual Meeting.

All valid proxies received in response to this solicitation will be voted in accordance with the instructions indicated thereon by the stockholders giving such proxies. If no contrary instructions are given, proxies received will be voted in favor of the election of the three director nominees named in this Proxy Statement and in favor of the other proposals described herein. Abstentions and broker non-votes are counted for purposes of determining whether a quorum of stockholders is present at the Annual Meeting but are not considered as having voted for purposes of determining the outcome of a vote. Proxies solicited hereby may be voted for adjournment of the Annual Meeting (whether or not a quorum is present for the transaction of business) in order to permit further solicitation of proxies if the Board of Directors of the Company determines that such adjournment would be advisable in order to obtain sufficient votes for approval of the matters to be voted upon at the Annual Meeting.

If you are a participant in the First Federal Bank of California Employee Stock Ownership Plan and Trust (the “ESOP”), you may direct the trustee or plan administrator how to vote the number of shares allocated to your account. The proxy card indicates any Company Stock allocated to your account.

The Board of Directors does not know of any other business to be presented for action at the Annual Meeting. If any other business is properly presented at the Annual Meeting and may properly be voted upon, the proxies solicited hereby will be voted on such matters in accordance with the best judgment of the proxy holders named in such proxies. A stockholder proxy may be revoked at any time before it is voted at the Annual Meeting by giving written notice of such revocation to the Secretary of the Company (which notice may be given by the filing of a duly executed proxy bearing a later date) or by attending the Annual Meeting and voting in person.

The costs of this proxy solicitation will be paid by the Company. The Company has retained Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies for a fee of $8,500 and reimbursement of reasonable out-of-pocket expenses. To the extent necessary, proxies may also be solicited by officers and other employees of the Company in person, by telephone, or through other forms of communication. Company personnel who participate in this solicitation will not receive any additional compensation for such solicitation. The Company will request record holders of shares beneficially owned by others to forward this Proxy Statement and related materials to the beneficial owners of such shares and will reimburse such record holders for their reasonable out-of-pocket expenses incurred in doing so.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The information set forth below is based upon filings as of February 17, 2006 made by the listed entity with the Securities and Exchange Commission (“SEC”). Except as set forth below, no person is known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Barclays Global Investors, N.A Barclays Global Fund Advisors 45 Fremont Street San Francisco, CA 94105	1,706,963	(1)	10.31%
Goldman Sachs Asset Management, L.P. 32 Old Slip New York, NY 10005	1,268,139	(2)	7.70%
OZ Management L.L.C. Daniel S. Och OZ Master Fund, Ltd., 9 W. 57th Street 39th Floor New York, NY 10019	1,866,906	(3)	11.30%

(1)	According to a filing on Schedule 13G with the SEC dated January 26, 2006, Barclays Global Investors, N.A. has sole and dispositive voting power over 1,298,274 shares, and Barclays Global Fund Advisors has sole voting and dispositive power over 408,689 of these shares. According to the filing, Barclays Global Investors, a bank as defined in Section 3 (a) (6) of the Securities Exchange Act of 1934 (the “Exchange Act”), is the parent holding company of Barclays Global Fund Advisors, a bank as defined in Section 3 (a) (6) of the Securities Exchange Act of 1934. The filer is deemed to be the beneficial owner of the shares reported as a result of holding such shares in trust accounts for the economic benefit of the beneficiaries of those accounts.

(2)	According to an amended filing on Schedule 13G with the SEC dated January 24, 2006, Goldman Sachs Asset Management, L.P. has sole and dispositive voting power over 1,268,139 of these shares, has no shared voting power over any of these shares, and has sole dispositive power over all 1,268,139 shares reported. The filers are deemed to be the beneficial owners of the shares reported as a result of holding such shares in trust accounts for the economic benefit of the beneficiaries of those accounts.

(3)	According to a filing on Schedule 13G with the SEC dated February 13, 2006, OZ Management L.L.C. has sole and dispositive voting power over 956,906 shares, and Daniel S. Och, as Senior Managing Member of OZ, may be deemed to control such entity and therefore be deemed to be the beneficial owner of such shares. OZ Master Fund Limited has sole voting and dispositive power over 910,000 of these shares. The filers are deemed to be the beneficial owners of the shares reported as a result of holding such shares in trust accounts for the economic benefit of the beneficiaries of those accounts.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth, as of February 17, 2006, information concerning the beneficial ownership of shares of Company Stock by (i) Directors, (ii) the Company’s Chief Executive Officer, (iii) the other executive officers named in the executive compensation table set forth herein, and (iv) all current directors and executive officers as a group. The following summary is based on information furnished by the respective directors and officers. Unless otherwise indicated, each person listed has sole investment and voting power with respect to the shares indicated.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1) (2)	Options Exercisable (3)	Percentage of Class
Jesse Casso, Jr.	1,000	8,000	*
James P. Giraldin	34,518	71,842	*
Douglas J. Goddard	12,718	24,858	*
Christopher M. Harding	10,738	20,000	*
Babette E. Heimbuch	372,142	104,938	2.87%
Shannon Millard	35,518	13,165	*
William G. Ouchi	20,000	32,000	*
William P. Rutledge	5,100	40,000	*
Charles F. Smith	30,000	40,000	*
Steven L. Soboroff	1,750	-0-	*
John R. Woodhull	12,000	40,000	*
All Directors and Executive Officers as a Group (13 persons)	535,484	394,803	5.60%

*	Less than 1%

(1)	The number of shares shown for each person includes shares, if any, held beneficially or of record by the person’s spouse; voting and investment power of the shares indicated may also be shared by spouses.

(2)	Includes, with respect to the named executive officers and all executive officers as a group, shares held through the First Federal Bank of California Employee Stock Ownership Plan and Trust. ESOP contributions for 2005 are estimated and do not reflect pending forfeiture allocations and other adjustments.

(3)	Includes shares of Company Stock subject to options which are exercisable within 60 days of February 17, 2006. The percentage of outstanding shares owned by holders of stock options was computed based upon the number of shares which would have been outstanding if such options had been exercised.

PROPOSAL 1

ELECTION OF DIRECTORS

The Certificate of Incorporation of the Company provides that the Board of Directors shall consist of not less than seven and not more than fifteen Directors unless a greater number is fixed by the Board of Directors, that the Directors shall be divided into three staggered classes as nearly equal in number as possible, that each class of Directors shall be elected for the term of three years and that one class of Directors shall be elected annually. The class of Directors scheduled to be elected at the Annual Meeting is composed of three Directors who will be elected to serve a three year term until the annual meeting of stockholders in 2009 or until their successors are duly elected and qualified. The nominees receiving the highest number of votes, up to the number of Directors to be elected, shall be elected.

Set forth below are the names of the persons nominated by the Board of Directors for election as Directors at the Annual Meeting, as well as all other Directors, together with their ages, principal occupations and business experience during the last five years, present directorships and the year each first became a Director of the Bank and of the Company. All of the nominees are presently Directors. If any nominees should be unable to serve as a Director, the person or persons voting the proxies solicited hereby will select another nominee in his or her place. The Company has no reason to believe that any of the nominees will be unable or unwilling to serve if elected.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE FOR NOMINEES

JESSE CASSO, JR., CHRISTOPHER M. HARDING, AND STEVEN L. SOBOROFF

	Age	Position Held With Company	First Became Director (1)	Term to Expire (2)
Nominees for Election
Jesse Casso, Jr.	50	Director	2003	2009
Christopher M. Harding	53	Director	1984	2009
Steven L. Soboroff	57	Director	1991	2009
Continuing Directors
William G. Ouchi	62	Director	1995	2008
William P. Rutledge	64	Director	1995	2008
Charles F. Smith(3)	73	Director	1989	2008
James P. Giraldin	53	Director, President, Chief Operating Officer	2002	2007
Babette E. Heimbuch	58	Director, Chairman of the Board, Chief Executive Officer	1986	2007
John R. Woodhull	72	Director	1988	2007

(1)	The date given is the earlier of the date such Director became a director of First Federal Bank of California or a Director of the Company.

(2)	Term of service if re-elected as a Director of the Company at the Annual Meeting.

(3)	Mr. Smith will cease to serve as a director following the meeting of stockholders; the Company’s bylaws require mandatory retirement at age 73.

Jesse Casso, Jr. is Managing Member of Casmar Capital Partners, LLC. He was a Managing Director of Investment Banking of Merrill Lynch from 1996-2003. Prior to that he was an investment banker with Goldman, Sachs & Co. Mr. Casso serves on the Board of Directors of Entravision Communications Corporation, and The California Endowment. Mr. Casso became a Director of the Bank and FFC in 2003.

James P. Giraldin joined the Company in 1992 as Executive Vice President/Chief Financial Officer. Prior to joining the Company, Mr. Giraldin was Chief Executive Officer of Irvine City Bank for five years. He previously served as Chief Financial Officer for two other savings and loan associations and was a certified public accountant with KPMG LLP. Mr. Giraldin was appointed Chief Operating Officer and Senior Executive Vice President of the Bank and FFC in 1997. Mr. Giraldin was appointed as President of the Company in April 2002. On January 25, 2002, Mr. Giraldin became a member of the Board of Directors. Mr. Giraldin serves on the Board of Directors of the Federal Home Loan Bank of San Francisco, California Bankers Association and the Executive Board of the Boys and Girls Clubs of Santa Monica.

Christopher M. Harding is a partner in the law firm of Harding Larmore Mullen Jakle Kutcher & Kozal, LLP. He serves as a member of the Santa Monica Malibu Unified School District’s Financial Oversight Committee and its Facilities Committee, and is active in numerous civic and youth-serving organizations including the Santa Monica Chamber of Commerce, the Santa Monica Youth Athletic Foundation, Upward Bound House, Santa Monica Basketball Club, Community for Excellent Public Schools and the Boys & Girls Clubs of Santa Monica. He has served as a Director of the Bank since 1984, and of FFC since 1987.

Babette E. Heimbuch has been Chairman of the Board of Directors of the Company and the Bank since April 2002. Ms. Heimbuch has served as Chief Executive Officer of the Bank and FFC since January of 1997 and was Chief Operating Officer from 1989 to 1997. She joined the Bank in 1982 as Senior Vice President, Chief Financial Officer. She was appointed Executive Vice President in 1985, and was elected a Director of the Bank in 1986. In 1987 she was appointed Senior Executive Vice President of the Bank and of FFC and was elected a Director of FFC. Prior to joining the Bank, Ms. Heimbuch was employed by the accounting firm of KPMG LLP serving as the Audit Manager assigned to the Bank. Ms. Heimbuch serves on the Boards and Audit Committees of Water Pik Technologies, Inc. and Scope Industries. Ms. Heimbuch is also on the Board of Advisors of the Santa Monica-UCLA Medical Center.

William G. Ouchi is the Sanford and Betty Sigoloff Professor in Corporate Renewal for the John E. Anderson Graduate School of Management at the University of California, Los Angeles. In 1993 Dr. Ouchi was appointed to serve as special policy advisor to Los Angeles Mayor Richard J. Riordan, and from 1994 to 1995 was Mayor Riordan’s Chief of Staff. Dr. Ouchi has written numerous books and articles on business management and organization. Dr. Ouchi serves on the board of The Alliance for College-Ready Public Schools and an advisory board of the Commission on Presidential Debates. Dr. Ouchi also serves on the Board of Directors of AECOM, The Foundation for Cardiovascular Transplantation and Research, The Japanese American National Museum, Communications and Power Industries, Inc., Sempra Energy, and Water-Pik Technologies Incorporated. He is also the Chairman of Independent Citizens for California’s Children. Dr. Ouchi became a Director of the Bank and FFC in 1995.

William P. Rutledge was, until his resignation in March 1997, President and Chief Executive Officer of Allegheny-Teledyne, Incorporated. He joined Teledyne in 1986. Mr. Rutledge serves on the boards of Sempra Energy Corp., Communications and Power Industries, Inc., and is a Trustee of Lafayette College and St. John’s Health Center. He also serves on the Board and Audit Committee of AECOM. Mr. Rutledge became a Director of the Bank and FFC in 1995.

Charles F. Smith is president of Charles F. Smith & Company, Inc. He serves as a Director of Trans Ocean Distribution Ltd., and as a Trustee of St. John’s Health Center. Mr. Smith became a Director of the Bank and FFC in 1989.

Steven L. Soboroff is President of Playa Vista, a real estate development corporation. He is Chairman Emeritus of Big Brothers and Big Sisters of Greater Los Angeles, Past President of the Recreation and Parks Commission for the City of Los Angeles and a former Senior Advisor to the Mayor of Los Angeles. Mr. Soboroff has been a Director of the Bank and FFC since 1991.

John R. Woodhull was President and Chief Executive Officer of Logicon, Inc., from 1969 to 1998. He serves on the boards of the Los Angeles Metropolitan YMCA and The Engineering Advisory Council of the University of Colorado. He also serves on the Advisory Board of Plant Equipment, Inc. Mr. Woodhull became a Director of the Bank and FFC in 1988.

Directors’ Compensation.

Officers of the Bank who are Directors receive no compensation for serving on the Board. Outside Directors of the Bank receive annual directors’ retainer fees of $24,840 and also receive meeting fees for each meeting attended with a maximum of $11,000 annually for attending all regular meetings of the Board (the number of regular meetings may vary slightly from year to year). Members of the Governance & Nominating Committee and the Compensation Committee of the Board receive $1,000 per meeting attended and the chairs of each committee receive an additional annual retainer fee of $3,000. Members of the Audit Committee receive $1,500 per meeting attended and the chair receives an additional retainer fee of $5,000. Directors of FFC receive no separate compensation.

Pursuant to the First Federal Bank of California 1997 Nonemployee Director Stock Incentive Plan, each nonemployee director receives an annual grant of nonstatutory stock options to acquire 4,000 shares of Company Stock. The options vest on the one-year anniversary of the grant date. During the year ended December 31, 2005, each director received options to acquire 4,000 shares of Company Stock, at an exercise price of $52.47 per share, the market value of the Company Stock on the date of grant. For additional information regarding the nonemployee directors stock option program, see the description below entitled “Stock Option and Stock Appreciation Rights Plans.”

Corporate Governance.

The Company has adopted Corporate Governance Principles and Practices, which are annually reviewed by the Governance and Nominating Committee. The Board of Directors has adopted a Code of Ethical Conduct for all employees of the Company, including its directors and officers. The Code of Ethical Conduct requires that the Company’s directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interests. Under the Code of Ethical Conduct, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code. In order to encourage compliance with the Code of Ethical Conduct, the Company has established procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner. The Company’s Code of Ethical Conduct prohibits retaliation against anyone who reports actual or apparent violations of the Code.

The following are summaries of selected provisions of the Corporate Governance Guidelines, which are available in their entirety at the Company’s website (www.firstfedca.com).

Election of Directors. The Board of Directors of the Company has amended its corporate governance guidelines to provide that in an uncontested election (i.e., an election where the only nominees are those recommended by the Board of Directors), any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”) shall promptly tender his or her resignation following certification of the shareholder vote.

The Corporate Governance & Nominating Committee shall consider the resignation offer and recommend to the Board whether to accept it. The Board (other than the director who has tendered his or her resignation) will act on the Corporate Governance & Nominating Committee’s recommendation within 90 days following certification of the shareholder vote. The Board will promptly disclose their decision whether to accept the director’s resignation offer (and the reasons for rejecting the resignation offer, if applicable).

Board of Directors Independence. In accordance with the Corporate Governance Guidelines of the Company, which are consistent with the applicable rules of the New York Stock Exchange and federal securities laws, the Company has established categories of immaterial relationships that are deemed not to have any bearing on a director’s independence. These categories are disclosed in the Company’s Corporate Governance Guidelines, which are available on the Company’s website (www.firstfedca.com). The Board has determined that all of its current directors, other than Ms. Heimbuch and Mr. Giraldin, have no relationships with the Company that are outside of the categorical standards and are therefore independent directors pursuant to the Corporate Governance Guidelines. Ms. Heimbuch and Mr. Giraldin are not independent, as they are executive officers of the Company.

Committees of the Board of Directors.

The Company has standing Audit, Executive Fair Lending/Community Reinvestment Act (“CRA”), Compensation and Governance & Nominating Committees. The Board of Directors has determined that each member of the Audit, Compensation and Governance & Nominating Committees meets the applicable laws and listing standards regarding “independence” and that each member is free of relationships that would interfere with the individual exercise of independent judgment.

The Audit Committee currently consists of Messrs. Rutledge (Chair), Ouchi, Smith and Woodhull, all of whom are nonemployee directors. During the year ended December 31, 2005, the Audit Committee held four meetings. The Board of Directors has determined that all members of the Audit Committee satisfy the financial literacy requirements of the New York Stock Exchange, and that Messrs. Rutledge, Smith and Woodhull qualify as “audit committee financial experts” as defined by the rules of the Securities and Exchange Commission. The Board of Directors has adopted a charter governing the duties and responsibilities of the Audit Committee. Pursuant to the charter, the functions performed by the Committee include:

•	providing direct communication between the Board of Directors and the Company’s internal and external auditors;

•	monitoring the design and maintenance of the Company’s system of internal accounting controls;

•	selection, evaluation, and, if necessary, replacement of the external auditors;

•	review of results of internal and external audits as to the reliability and integrity of financial and operating information and the systems established to monitor compliance with the Company’s policies, plans and procedures and with laws and regulations;

•	review of the relationships between the Company and the external auditors to determine the independence of the external auditors; and

•	The Committee also prepares the Audit Committee Report for inclusion in the Company’s proxy statement. The report of the Audit Committee is set forth in this Proxy Statement following the report of the Compensation Committee.

The Executive Fair Lending-CRA Committee held four meetings in 2005. Its responsibilities include monitoring the Bank’s CRA and fair lending activities, reporting to the Board on such activities and ensuring that the Bank complies with all directives from the Board of Directors. Members of the Committee are former Bank Director June Lockhart (Chair) and Officers Darin Nishimura (CRA Officer), David Anderson, Randal Baker, Anthony Bosshardt, Marianne Evans, Simone Lagomarsino, Ann Lederer, Shannon Millard, Diana Wright and Margaret Yancu.

The Compensation Committee, which held six meetings in 2005, currently consists of Directors Harding (Chair), Casso, Soboroff and Woodhull, all of whom are nonemployee directors. This Committee administers the Company’s salary and other compensation programs. See “EXECUTIVE COMPENSATION - Report of Board Compensation Committee.”

The Governance & Nominating Committee held one meeting in 2005. The Governance & Nominating Committee is responsible for recommending governance guidelines; establishing a continuous process to help the Board as a whole, as well as individual directors, become more valuable strategic assets of the Company; and identifying, evaluating and recommending director candidates. The Committee approved the nomination of the candidates reflected in Proposal 1. The Committee is authorized by its charter to engage its own advisors. The Governance & Nominating Committee is comprised of Directors Ouchi (Chair), Rutledge, Smith and Soboroff.

The Bylaws of FFC provide that only persons nominated in accordance with the procedures set forth therein shall be eligible for election as Directors. Stockholder nominations must be made pursuant to written notice received by FFC not less than 60 days nor more than 90 days prior to the scheduled date of the Annual Meeting. Such notice must state the nominee’s name, age and address (business and residence), the nominee’s principal occupation or employment, and the class and number of shares of Company Stock beneficially owned by the nominee on the date of the notice. The required notice must also disclose certain information relating to the nominee which would be required to be disclosed in a proxy statement and in certain other filings under the federal securities laws. In addition, the stockholder making the nomination must disclose his or her name and address as they appear on FFC’s books, the name and principal business or residence address of any other record or beneficial stockholders known by the nominating stockholder to support such nominee, and the class and number of shares of Company Stock beneficially owned by the nominating stockholder and any such supporting stockholders on the date of the notice.

The Governance & Nominating Committee considers suggestions from many sources, including stockholders, regarding possible candidates for director. Stockholders suggestions should be provided to the Committees in writing at least one hundred twenty (120) days prior to the date of the next scheduled annual meeting. Stockholders should include in such communications the name and biographical data, and the number of shares of Company stock owned for both the proposed candidate and the individual making the proposal, as well as information regarding the relationship between the proposed candidate and the individual making the proposal. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any such recommendation. The Governance & Nominating Committee considers stockholder nominees for director in the same manner as nominees for director from other sources. Stockholders may send any recommendations for director nominees or other communications to the Board of Directors or any individual director at the following address. All communications received are reported to the Board or the individual directors:

Board of Directors (or Governance & Nominating Committee or name of individual director)

c/o Corporate Secretary

FirstFed Financial Corp.

401 Wilshire Blvd.

Santa Monica, CA 90401

Attn: Stockholder - Board Communications

Attendance at Meetings. During 2005 there were ten meetings of the Board of Directors of the Bank and FFC. Each Director attended at least 75% of the aggregate number of such meetings and of the meetings of the Committee on which he or she served during the period during which he or she held a position on the Board. The Company encourages all incumbent directors and director nominees to attend its annual meetings of stockholders. All Board members attended the Company’s 2005 annual meeting of stockholders.

Meetings of Non-Management Directors. The non-management directors of the Company meet separately on a regular basis, usually after each regular meeting of the Board. The non-management directors each serve as Presiding Director of such meetings on a rotating basis.

Information Relating to Executive Officers. Set forth below are the names and ages of the current executive officers of the Company, other than Ms. Heimbuch and Mr. Giraldin, together with the positions held by these persons.

Name	Age	Title
David W. Anderson	37	Executive Vice President/Chief Credit Officer
Douglas J. Goddard	53	Executive Vice President/Chief Financial Officer
Shannon Millard	43	Executive Vice President/President of Real Estate Lending
Simone Lagomarsino	44	Executive Vice President/President of Retail Banking Division

David W. Anderson joined the Company in July of 2004. Mr. Anderson was formerly with Unicon Financial Services, Inc. for twelve years, most recently as Partner. During his last six months of employment with Unicon, Mr. Anderson served as acting Chief Credit Officer of Hawthorne Savings.

Douglas J. Goddard joined the Company in April of 1997. Previously, Mr. Goddard served as Controller of California United Bank. He has held positions at Security Pacific Bank, Community Bank, and KPMG LLP.

Shannon Millard joined the Company in 1992. In January 2006 she became the Bank’s Executive Vice President/President of Real Estate Lending. Ms. Millard was the Bank’s Executive Vice President/Chief Credit Officer from 1994 through May 2004. Ms. Millard was formerly with the Bank of California for six years, most recently as the Vice President in charge of Real Estate Services. Prior to that, Ms. Millard was with Sumitomo Bank.

Simone Lagomarsino joined the Company in January 2006. Prior to that, Ms. Lagomarsino served as Managing Director for Diversification, Planning and Deployment of Countrywide Bank, N.A. From December 1999 until June, 2004, she was a director and the President and Chief Executive Officer of Hawthorne Financial Corporation, where she previously served as Executive Vice President and Chief Financial Officer. She has also held the positions of Executive Vice President and Chief Financial Officer of First Plus Bank, Senior Vice President of Imperial Financial Group and Senior Vice President and Chief Financial Officer of Ventura County National Bancorp.

EXECUTIVE COMPENSATION

The following SUMMARY COMPENSATION TABLE includes compensation for the years ended December 31, 2005, 2004, and 2003 for services in all capacities awarded to, earned by, or paid to the Company’s Chief Executive Officer and the four other most highly paid executive officers who were serving as executive officers at the end of 2005 (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Annual Compensation			Long Term Compensation
		Salary $	Bonus(1) $	Other Annual Compensation(2)	Securities Underlying Options (#)	All Other Compensation ($) (3)
Babette E. Heimbuch Chief Executive Officer	2005 2004 2003	535,560 486,840 463,680	440,000 400,000 300,000	(2) (2) (2)	27,000 15,000 14,540	22,634 42,191 34,632
James P. Giraldin President and Chief Operating Officer	2005 2004 2003	401,700 365,100 347,700	350,000 320,000 250,000	(2) (2) (2)	18,000 10,000 9,810	22,634 42,191 34,632
Douglas G. Goddard Chief Financial Officer	2005 2004 2003	210,160 190,680 184,200	84,056 66,738 63,825	(2) (2) (2)	5,000 3,600 3,265	22,619 39,673 32,370
Shannon Millard President of Real Estate Lending	2005 2004 2003	330,000 300,000 230,400	200,000 210,000 120,960	(2) (2) (2)	7,000 3,600 6,525	22,634 42,191 34,632
David W. Anderson(4) Chief Credit Officer	2005 2004	192,540 98,692	58,965 61,257	(2) (2)	5,000 - 0 -	18,120 - 0 -

(1)	All bonuses are reported for the fiscal year for which they were earned. Bonuses are traditionally paid during the first quarter of the following fiscal year.

(2)	Company executives do not receive perquisites or other personal benefits. The Company maintains an egalitarian culture, and officers operate under the same policies and procedures as other Company employees. In particular, officers are subject to the same travel and other expense reimbursement policies as other employees and generally participate in the same benefit programs as other eligible employees.

(3)	Employee Stock Ownership Plan (“ESOP”) contributions and contributions by the Company under a matching program for the Company’s plan established pursuant to Section 401(k) of the Internal Revenue Code (the “401(k) Plan,” as more fully described below). ESOP contributions for 2005 are estimated and do not reflect pending forfeitures and other adjustments not yet made.

(4)	Mr. Anderson joined the Company in July 2004.

GRANT OF OPTIONS IN 2005

Name	Number of Securities Underlying Options Granted (#) (1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date	Grant Date Present Value ($)(2)
Babette E. Heimbuch	27,000	21.06%	52.47	1/26/15	525,822
James P. Giraldin	18,000	14.04%	52.47	1/26/15	350,588
Douglas J. Goddard	5,000	3.90%	52.47	1/26/15	97,386
David W. Anderson	5,000	3.90%	52.47	1/26/15	97,386
Shannon Millard	7,000	5.46%	52.47	1/26/15	136,340

(1)	Options to purchase Company Stock were granted under the Employee Stock Plan (see below), which provides for the granting of options at an exercise price equal to the fair market value of the Company Stock on the grant date. All options granted become exercisable in installments beginning on the second anniversary date of the date of grant, and becoming 100% vested on the sixth anniversary date of the date of grant. The exercise price may be paid by delivery of already owned shares, subject to certain conditions. All options were granted for terms of 10 years, subject to earlier termination in certain events related to termination of employment.

(2)	Present value determinations were made using the Black-Scholes option-pricing model. There is no assurance that any value realized by optionees will be at or near the value estimated by the Black-Scholes model. The estimated present values under that model are based on a ten-year holding period, and on the following assumptions with respect to volatility and the risk-free rate, forfeitures percentage and dividend yield. Based upon the quarterly closing prices of the Company Stock from December 31, 1994, until the grant date of January 26, 2005, the model calculated the annualized volatility at 31%. For the risk-rate, the model uses the yield on a ten-year treasury note on January 31, 2005 of 4.22%. For the forfeiture percentage and the dividend yield, the model assumes zero.

AGGREGATED OPTION EXERCISES IN 2005 AND

YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise	Value Realized($) (1)	Number of Securities Underlying Unexercised Options at December 31, 2005 Exercisable/Unexercisable	Value of In-the Money(2) Options at December 31, 2005 Exercisable/Unexercisable
Babette E. Heimbuch	3,300	$127,569	86,838/78,992		$3,283,838/1,325,691
James P. Giraldin	- 0 -	- 0 -	60,042/52,568		$2,289,885/876,531
Douglas J. Goddard	- 0 -	- 0 -	19,828/18,462		$717,940/347,692
David W. Anderson	- 0 -	- 0 -	0/5,000	$	- 0 -/10,250
Shannon A. Millard	- 0 -	- 0 -	7,125/24,780		$207,138/470,079

(1)	The value realized is the difference between the fair market value of the underlying stock at the time of exercise and the exercise price.

(2)	In accordance with the SEC’s rules, an option is “in-the-money” if the fair market value of the underlying shares exceeds the exercise price of the option. The values shown are calculated by subtracting the exercise price from the fair market value of the underlying Company Stock. For purposes of this table, fair market value is based on the market value at December 31, 2005 ($54.52 per share).

401(k) Retirement Plan. The Company makes available to its employees the opportunity to make tax-deferred contributions to a plan established under Section 401(k) of the Internal Revenue Code (the “401(k) Plan”). Participants are permitted to make contributions on a pre-tax basis up to the IRS limitation, a portion of which is matched by the Bank. For contributions made during 2006, one-half of an employee’s contribution (up to six percent of the employee’s compensation capped at $15,000) will be matched, up to a maximum match of $6,600. Contributions to the 401(k) Plan are not permitted to be invested in Company Stock.

Supplemental Executive Retirement Plan. The Bank has adopted a Supplemental Executive Retirement Plan (“SERP”) covering the Chief Executive Officer (Ms. Heimbuch) and Chief Operating Officer (Mr. Giraldin). The following table shows the estimated annual pension benefits payable upon retirement at age 60 to participants in the SERP for the indicated levels of average compensation and various periods of service, assuming no future changes in such plan and based upon the current formula. The benefits shown in the table are based on straight-life annuity amounts. The plans also permit selection of a joint and survivor annuity with reductions in the benefits shown. The benefits shown in the table are not subject to any deduction for Social Security benefits.

Benefits under the SERP are reduced by Company-provided benefits under the 401(k) Plan and the Bank’s pension plan, which terminated in 1996.

5-Year Avg Salary and Cash Bonus	SERP TABLE Years of Service
	20-29	30 or more
500,000	375,000	375,000
550,000	412,500	412,500
600,000	450,000	450,000
650,000	487,500	487,500
700,000	525,000	525,000
750,000	562,500	562,500
800,000	600,000	600,000
850,000	637,500	637,500
900,000	675,000	675,000
950,000	712,500	712,500
1,000,000	750,000	750,000
1,050,000	787,500	787,500
1,100,000	825,000	825,000

Under the SERP, credited service begins on the commencement of employment. Ms. Heimbuch is credited with 23 years of service and Mr. Giraldin is credited with 13 years of service. Pension benefits are based on years of credited service and average annual compensation for the highest average monthly compensation for the highest consecutive five years of employment. Compensation includes cash compensation including salary and cash bonus, and does not include any other forms of non-cash remuneration (such as stock options).

Stock Option and Stock Appreciation Rights Plan. Options to purchase shares of the Company’s common stock are granted under the 1994 Stock Option and Stock Appreciation Rights Plan (“Employee Stock Plan”). The Employee Stock Plan was extended for an additional ten year term, and was approved by stockholders, in 2003. Other than the option grants described above, no options were granted to the Named Executive Officers under the Employee Stock Plan during 2005.

Nonemployee directors of the Bank participate in the 1997 Nonemployee Directors Stock Incentive Plan (the “Directors Stock Plan”). The Directors Stock Plan permits the issuance of up to 400,000 shares of Company Stock. Annual grants of 4,000 shares are made to each of the nonemployee directors. All shares granted under the Directors Stock Plan vest on the first anniversary of the grant date. The Directors Stock Plan will be terminated if the stockholders of the Company approve the proposed 2007 Nonemployee Directors Restricted Stock Plan, as discussed in Proposal 2 in this Proxy Statement.

Certain Relationships and Related Transactions. Loans to officers, directors and employees are made by the Bank in the ordinary course of business and, in the judgment of management, do not involve more than the normal risk of collectability. Directors, officers, and other employees of the Bank may obtain a loan under the Employee Loan Benefit Program (“ELBP”). To qualify under the ELBP, all real estate and home equity credit line loans are required to be secured by the employee’s residence. ELBP loans require ninety days of full-time employment with the Company. All ELBP loans are made on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons, except for the interest rates and loan fees charged. The Company has outstanding loans to directors Harding and Ouchi in accordance with these policies.

ELBP real estate loans are written as adjustable mortgage loans (“AMLs”), and, for the first $650,000 of the loan amount, are modified while the person is employed by the Company as follows: for the first month of the loan, the rate is approximately equal to (but not less than) the Bank’s cost of funds during the month prior to the loan approval. Thereafter, the interest rate adjusts monthly to a rate approximately equal to the Federal Home Loan Bank of San Francisco’s Eleventh District Cost of Funds.

The firm of Harding Larmore Mullen Jakle Kutcher & Kozal, LLP, of which Mr. Harding is a partner, has a business line of credit in the maximum amount of $250,000. Mr. Harding has a business line of credit in the maximum amount of $100,000. The loans are made (i) in the ordinary course of business, (ii) on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Bank customers, and (iii) do not involve more than the normal risk of collectability or present other unfavorable features. Mr. Harding does not participate in Board discussions regarding review and renewals of these lines of credit.

TRANSACTIONS WITH MANAGEMENT

The Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) generally prohibits loans by the Company to its executive officers and directors. However, Sarbanes-Oxley contains a specific exemption from this prohibition for loans made by the Bank in compliance with federal banking regulations. Under these regulations, loans or extensions of credit to executive officers and directors must generally be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, unless the loan or extension of credit is made under a benefit program generally available to all other employees and does not give preference to any insider over any other employee. Additionally, such loans must not involve more than the normal risk of repayment or present other unfavorable features.

Pursuant to these regulations, the Bank makes loans and extensions of credit in the ordinary course of the Bank’s business to its executive officers, directors and employees. Home loans under the ELBP described above may be made at different rates than those offered to the general public; however, the Bank does not give preference to any director or officer over any other employee, and such loans do not involve more than the normal risk of repayment or present other unfavorable features. In addition, any loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to the person and his or her related interests, would be in excess of the greater of $25,000 or 5% of the Bank’s capital and surplus, up to a maximum of $500,000, must be approved in advance by a majority of the disinterested members of the Board of Directors of the Bank.

Employment Contracts, Termination of Employment and Change of Control Arrangements. The Company has entered into change of control agreements with the Bank’s executive officers. These agreements were entered into in order to retain executives during financial industry merger and acquisition transactions, provide a change in control severance arrangement consistent with the peer group, and better allow executives to concentrate on negotiating the best possible transaction and, if such a transaction occurs, restructuring a merged entity under these circumstances. If a “change of control” (as defined in the agreements) occurs within the “change of control period” (as defined in the agreements) the agreements will become effective. Upon becoming effective, the agreements provide for employment terms of up to three years and for compensation and other terms of employment at least as favorable as those during the twelve-month period prior to the effective date. Each of the agreements also provides for severance payments and other benefits in the event that the officer’s employment is terminated by the Bank other than for death, disability or “cause” (as defined in the agreements) or by the officer for “good reason” (as defined in the agreements). The agreements with the Named Executive Officers provide for a severance payment equal to three times the executive’s annual base salary, plus bonus, plus amounts representing the value of additional retirement and other benefits which would have accrued if the executive’s employment had continued for three additional years. These agreements also provide for continuation of other benefits for a period of three years and for the payment, under certain specific circumstances, of an additional amount to cover the federal excise tax imposed on some “golden parachute” payments. Other than described above, the Company has no employment agreements or severance agreements with any of the Named Executive Officers.

The Employee Stock Plan and the Directors Stock Plan provide for accelerated vesting of rights in the event of certain change of control events.

EQUITY COMPENSATION PLAN

The following table provides information as of December 31, 2005 with respect to compensation plans (including compensation arrangements) under which the Company’s equity securities are authorized for issuance. The Company has no Equity Compensation plans not approved by security holders.

		Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options in column (a)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category		(a)	(b)		(c)
Equity compensation plans approved by security holders	1) Employee 2) Nonemployee Directors	570,081 188,000	$ $	30.12 28.44	1,974,169 100,000

Equity compensation plans not approved by security holders		N/A		N/A	N/A
Total		758,081		$29.70	2,074,169

REPORT OF THE COMPENSATION COMMITTEE

OF

FIRSTFED FINANCIAL CORP.

Decisions on compensation of the Company’s executives are made by a four-member Compensation Committee composed entirely of nonemployee directors. Set forth below is the report submitted by Messrs. Harding (Chair), Casso, Soboroff and Woodhull addressing the Company’s compensation policies for 2005 as they affected Ms. Heimbuch (the Company’s Chief Executive Officer during 2005) and the Company’s other executive officers.

The Members of the Compensation Committee have the responsibility to oversee the Company’s various compensation plans, including its annual bonus plan, stock option programs, ESOP, 401(k) Plan and annual salary review. The Committee reviews compensation levels of all members of management, including executive officers, evaluates their performance, and considers officer succession and related matters. The Committee reviews with the Board all aspects of compensation for officers at the level of senior vice president or above, as well as reviewing bonus compensation for certain vice presidents.

The Committee’s charter reflects these responsibilities, and the Committee and Board periodically review and revise the charter. The Committee meets at scheduled times throughout the year, and its Chairman reports to the Board on the Committee’s actions and recommendations. The Company’s Human Resources department, Legal department and, on occasion, outside advisers and experts, assist the Committee in its work.

Compensation Philosophy

The Compensation Committee’s executive compensation philosophy is to provide competitive levels of compensation, tie overall compensation levels and individual compensation to the Company’s operating performance and strategic direction, and assist the Company in attracting and retaining talented management by providing compensation reasonably comparable to that offered by the Company’s peer group.

The principal elements of the Company’s executive compensation are base salary, annual bonus and annual stock option awards. Each of these elements are discussed below. In reviewing and making recommendations as to overall compensation levels, the Compensation Committee also takes into account other elements of compensation including non-cash benefits such as health and welfare benefits, ESOP benefits, the SERP, and 401(k) matching contributions. Compensation has been and will continue to be structured so as to be tax deductible. All of the Company’s employees, including its executive officers, are employed at will and do not have employment agreements, severance payment arrangements, other than the payment arrangements that would be triggered by a “change in control” of the Company, as more fully described in this Proxy Statement.

In general, the Company’s compensation programs have the overall goal of ensuring that employees’ interests are aligned with that of the Company and its stockholders. At the senior officer level, this is achieved by rewarding performance based upon measurable standards which are mutually determined by the officer and senior management as well as a discretionary component based on an assessment of the officer’s overall performance and contribution during the period under review. The incentive program for management consists of a potential combination of cash bonus and stock options.

For each Company officer level (through Assistant Vice President), a formula is established which allocates the cash bonus and stock option potential awards as percentages of total base salary. The Board may on occasion vary from this formula where warranted by an individual officer’s performance. In general, the potential cash bonus portion ranges from 15% to 50% of base salary, and is awarded based on achievement of stated goals. The Committee has discretion to increase or to reduce this payment based on individual performance.

Base Salary

Executive officer base salaries are initially determined, but not established, by reference to the responsibilities and description of the position and competitive marketplace for executive talent for the responsibilities of the particular position. The Company’s Human Resources Department participates in, obtains information from, and analyzes the results of salary and benefits surveys conducted annually by various banking and human resource groups. The SNL Executive Compensation Review for Banks and Thrifts (“SNL Review”) is considered an effective tool to initiate the Compensation Committee review process since it utilizes information obtained from other banks and thrifts throughout the United States. The Company has utilized the SNL Review annually for over eleven years. The Compensation Committee reviews the results of the annual survey to ensure that the Company’s salary grades and benefits are comparable to those provided by its peers.

Annual salary adjustments are determined by evaluating the performance of the Company generally and the performance of each executive officer, taking into consideration annual inflation indices. In general, annual salary adjustments to base salary for executive officers for the year ended December 31, 2005 ranged from 9 percent to 17 percent.

Annual Bonuses

A portion of the annual compensation of each officer is based upon the performance of the Company, as well as the individual contribution of the officer to the Company’s performance. While corporate performance measures such as net income, earnings per common share, return on stockholders equity and return on average total assets are considered generally, the Committee does not apply a specific quantitative formula in making compensation decisions for any individual employee. Non-financial performance measures are also frequently included in the goals established for each officer-level employee. These may include, for example, product development and implementation, efficiency, client relations, and employee relations. For years in which the Company’s net earnings are significant, a large portion of an executive officer’s compensation may be determined by the Compensation Committee at the end of each year based upon the officer’s contribution to the Company’s performance during the year. For purposes of establishing the annual bonus pool, the Company’s performance is measured against earnings goals established prior to the commencement of each fiscal year by the Board.

The Compensation Committee established a pool of funds based upon net earnings for the 2005 year. The Committee attributed these positive results in large part to sustained significant growth in the Company’s adjustable mortgage loan assets, which was attributed to, among other things, development of competitive and attractive loan products and expanded sales efforts, particularly in Northern California; efforts to support growth with additional capital; maintenance of high quality assets and a low non-performing assets ratio; and continued control of expenses. Accordingly, the Committee awarded cash bonuses for 2005 to executive management. Bonuses were also paid to other employees and officers pursuant to parameters established by the Compensation Committee and management.

Employee Stock Options

The Compensation Committee believes that stock ownership by management and employees and performance-based compensation arrangements in the form of Company Stock are beneficial in aligning management’s interest in the Company’s performance to the interests of the Company’s stockholders. The Compensation Committee also believes that long-term equity compensation helps reward and retain key executives.

Under the Employee Stock Plan, awards of stock options typically are made annually to officers at the level of assistant vice president and above. The awards are based upon a standardized dollar value at each participating level of responsibility and reflect the Compensation Committee’s determination of the appropriate incentive for that particular level of responsibility. The stock option awards for officers typically begin to vest on the second anniversary date after the grant, and become fully vested on the sixth anniversary date. Other stock option awards may be made to Company employees from time to time, although the Compensation Committee did not make any such awards during 2005.

Personal Benefits

The Company’s employee health care, insurance and other welfare and employee benefit programs are the same for all eligible employees, including officers. The Company’s loan programs, which are described in this Proxy Statement, are limited to loans made in the ordinary course of the Bank’s business to qualified employee borrowers. The Company’s Code of Ethical Guidelines applies to all employees.

Executive Officer Compensation

The Company’s “pay for performance” compensation philosophy, which is designed to reward and promote the achievement of corporate and business objectives, is demonstrated in the compensation of the Company’s Chief Executive Officer, Babette Heimbuch. In reviewing Ms. Heimbuch’s compensation as Chief Executive Officer for 2005, the Compensation Committee looked at the Company’s overall financial health. The Compensation Committee reviewed the Company’s financial condition and results, progress in meeting strategic objectives, and size and complexity compared to similarly-situated publicly traded financial institutions. In particular, the Committee noted that under Ms. Heimbuch’s leadership, the Company continued historic residential loan growth, maintained high quality assets and strong capital, continued progress toward expansion of retail deposit sources through a variety of channels, and maintained its superior operating efficiencies compared to the Company’s peers.

The level of Ms. Heimbuch’s aggregate salary for 2005 was comparable to the Company’s performance ranking in relation to the peer groups (based on geographic location, asset size and levels of Return on Average Assets and Return on Average Equity) shown in the SNL Review. The other benefits received by Ms. Heimbuch are set forth in the Summary Compensation Table.

Compensation Committee:

Christopher M. Harding (Chair)
Jesse Casso, Jr.
Steven L. Soboroff
John R. Woodhull

Compensation Committee Interlocks and Insider Participation

All members of the Compensation Committee during 2005 were independent directors, and none were employees or former employees of the Company. During 2005, none of the Company’s executive officers served on the compensation committee or the board of directors of another entity whose executive officer(s) served on our Compensation Committee or Board.

AUDIT COMMITTEE REPORT

The Board has appointed an Audit Committee consisting of four directors. Each of the members of the Audit Committee is independent as defined under the New York Stock Exchange’s listing standards and under the Exchange Act. The Board has adopted and operates under a written charter with respect to the Audit Committee’s roles and responsibilities.

Among other things, the Audit Committee has the delegated authority to provide independent, objective oversight of the Company’s internal and independent auditors and matters relating to accounting, financial reporting, internal controls and auditing. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Audit Committee periodically reviews the Company’s internal auditing, accounting and financial controls and policies governing compliance with laws, regulations, rules of ethics and conflicts of interest.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2005 with the Company’s management and Grant Thornton LLP, its independent auditors. The Audit Committee also discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee discussed the independence of Grant Thornton LLP with that firm.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that, and the Board approved, the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission. The Audit Committee and the Board also have recommended, subject to stockholder approval, the selection of Grant Thornton LLP as the Company’s independent auditors for fiscal 2006.

Respectfully Submitted,

THE AUDIT COMMITTEE

William P. Rutledge (Chair)
William G. Ouchi
Charles F. Smith
John R. Woodhull

INDEPENDENT PUBLIC ACCOUNTANTS

Information Regarding the Company’s Independent Auditors

Upon recommendation of its Audit Committee, the Board of Directors has appointed Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006.

Independent Auditors’ Fees

The following table sets forth the aggregate fees billed for services rendered to the Company for the fiscal year ended December 31, 2005 by Grant Thornton LLP and for the fiscal year ended December 31, 2004 by KPMG LLP and Grant Thornton LLP.

	2005		2004
Audit Fees (1):		$389,530		$406,678
Audit-Related Fees (2):	$	- 0 -	$	- 0 -
Tax Fees (3):	$	- 0 -	$	- 0 -
All Other Fees (4):	$	- 0 -	$	- 0 -
Total Fees:		$389,530		$406,678

(1)	Audit Fees represent aggregate fees charged in 2005 for annual audits and quarterly reviews. Audit Fees in 2005 and 2004 also include audit services related to compliance with Section 404 of the Sarbanes-Oxley Act of 2002. KPMG LLP performed services in 2004 related to the review of the financials for the first two quarters and other services rendered in connection with SEC filings.

(2)	Audit-Related Fees consist of aggregate fees charged for assurance and related services that are reasonably related to the performance of the audit and are not reported as Audit Fees.

(3)	Tax Fees consists of aggregate fees charged for professional services for tax compliance, tax advice, and tax planning.

(4)	All Other Fees represent aggregate fees charged for products and services other than those services previously reported.

Grant Thornton has not been approved by the Audit Committee to perform any non-audit services during fiscal 2006.

Audit Committee Preapproval Policy

All services to be performed for the Company by Grant Thornton must be preapproved by the Audit Committee or a designated member of the Audit Committee as provided in the Committee’s written policies for preapproval.

PERFORMANCE GRAPH

Set forth below is a stock performance graph comparing the yearly total return on the Company Stock with (a) the cumulative total return on stocks included in the Industry Group 419 – Savings and Loan Index, prepared and published by Hemscott, Inc., and (b) the cumulative total return on stocks included in the NYSE Market Index, prepared and published by The New York Stock Exchange. The information provided is from December 29, 2000 through December 30, 2005.

COMPARE 5-YEAR COMULATIVE TOTAL RETURN

AMONG FIRSTFED FINANCIAL CORP.,

NYSE MARKET INDEX AND HEMSCOTT GROUP INDEX

250
200
150
100
50
0
DOLLARS
2000
2001
2002
2003
2004
2005
FIRSTFED FINANCIAL CORP.
SAVINGS & LOANS
NYSE MARKET INDEX

ASSUMES $100 INVESTED ON DEC. 29, 2000
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDED DEC. 30, 2005

	12/29/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004	12/30/2005
FirstFed Financial	100.00	79.32	89.59	134.62	160.52	168.72
Savings & Loans	100.00	106.31	125.28	174.25	192.99	197.16
NYSE Market Index	100.00	91.09	74.41	96.39	108.85	117.84

It should be noted that this graph represents historical stock price performance and is not necessarily indicative of any future stock price performance. The Company will not make or endorse any predictions as to the future stock performance.

THE FOREGOING REPORTS OF THE BOARD COMPENSATION COMMITTEE AND THE BOARD AUDIT COMMITTEE, AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY AFTER SUCH REPORTS, SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SEC OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

PROPOSAL 2

ADOPTION OF 2007 NONEMPLOYEE DIRECTORS RESTRICTED STOCK PLAN

The Board has approved, subject to stockholder approval, the 2007 Nonemployee Director Restricted Stock Plan (the “Restricted Stock Plan”). If approved by stockholders of the Company, the Restricted Stock Plan will supercede and replace the existing 1997 Nonemployee Directors Stock Incentive Plan (the “Directors Stock Option Plan”). The Directors Stock Option Plan was approved by stockholders of the Company in April 1997, with a ten year term. It expires by its terms on January 30, 2007. Currently, 72,000 shares remain available for grant under the Directors Stock Option Plan. If the Restricted Stock Plan is adopted, the Directors Stock Option Plan will be terminated, and no additional options will be issued under the Directors Stock Option Plan.

As described in this proxy statement, the Restricted Stock Plan permits the Bank to issue to Nonemployee Directors (directors who are not also employees) shares of restricted stock. The Board of Directors has allocated 200,000 shares held as Treasury stock which were purchased for distribution under various former stock incentive plans and either were not issued or were forfeited, for issuance under the Restricted Stock Plan. No new shares have been authorized for issuance under the Restricted Stock Plan.

SUMMARY OF THE RESTRICTED STOCK PLAN

The following description of the Restricted Stock Plan, as proposed to be adopted, is qualified in its entirety by and subject to the terms and conditions of the Restricted Stock Plan itself, which is published in this Proxy Statement as Appendix A.

PURPOSE

The Restricted Stock Plan is intended to strengthen the Company by allowing Nonemployee Directors to participate in the Company’s future growth and success by their encouraging stock ownership in the Company, thereby increasing their proprietary interest in the success of the Company and its subsidiaries and encouraging them to remain in service as directors of the Bank.

ADMINISTRATION

The Restricted Stock Plan is intended to be self-effectuating. To the extent administration is necessary, the Restricted Stock Plan is administered by the Board of Directors. Subject to the restrictions of the Restricted Stock Plan, the Board has the ultimate authority to construe and interpret the Restricted Stock Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations which the Board of Directors shall deem necessary or advisable for the administration of the Restricted Stock Plan. The Board may delegate this authority to a committee of the Board. The Board has delegated responsibility to the Compensation Committee (the “Committee”). All members of the Committee are Nnonemployee Directors, and the Committee is intended to qualify as an independent compensation committee for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

No shares issued under the Restricted Stock Plan will be transferable, except to such Nonemployee Director’s heirs or legal representatives in the event of a recipient’s death, or pursuant to a “qualified domestic relations order,” as defined in the Internal Revenue Code (a “QDRO”).

ELIGIBILITY AND NEW PLAN BENEFITS

Restricted stock may be granted to any Nonemployee Director of the Bank or any of its Subsidiaries selected by the Committee. Any Nonemployee Director may receive a grant of restricted stock notwithstanding that such person has outstanding grants of restricted stock on which the restrictions have not lapsed.

An aggregate of 200,000 shares of Company Stock has been reserved for purposes of the Restricted Stock Plan. At the first Board meeting in January of each year beginning in January 2007, there will be issued automatically to each Nonemployee Director who is then in office, the number of shares of Restricted Stock to be determined based upon a formula set forth in the Restricted Stock Plan. This formula provides for issuance of stock with a fair market value of equal to 150% of the annual cash retainer (rounded up to the next increment of ten shares). Nonemployee Directors who become such after the January issuance will receive an annual issuance of shares on the next annual issuance date. Based on the stock price on January 24, 2006 (the date that nonemployee directors would have been issued restricted stock if the Restricted Stock Plan had been in effect at the beginning of 2006) the following table sets forth the benefits each such director would have received under this Plan.

NEW PLAN BENEFITS

Position	Dollar Value ($)	Number of Units
Each member of Non-Executive Director Group	$37,627.20	670

RESTRICTIONS

Fifty percent of the restricted shares issued under the Restricted Stock Plan will vest on the one year anniversary date of the issuance; the remaining fifty percent will vest on the second year anniversary date of the issuance. The Company Stock to be offered under the Restricted Stock Plan shall be authorized and unissued shares or issued shares which have been reacquired by the Company. The Restricted Stock Plan provides for adjustment of the aggregate number of shares, and of the number of shares at the time subject to restriction, in the event of a stock dividend being paid or in the event the shares of Company Stock are changed into or exchanged for a different number of kind of shares or other securities.

The Board of Directors may not, without further stockholder approval, (i) change the class of persons eligible to receive restricted shares, or (ii) increase the number of shares subject to the Restricted Stock Plan.

AMENDMENT AND TERMINATION

Under the Agreements entered into pursuant to the Restricted Stock Plan, any issued shares which are subject to restriction shall immediately become fully vested upon certain change of control events, including (a) the acquisition of 25% of the outstanding voting stock of FirstFed Financial Corp., (b) at any time during any period of two consecutive years, a change in the majority of the individuals constituting the Board of Directors of the Company, unless the nomination for election of each Director who was not a Director at the beginning of the period is approved by a vote of at least seventy-five percent of the Directors still in office who were Directors at the beginning of the period, (c) upon any reorganization, merger or consolidation of the Company with one or more corporations (other than a reorganization, merger or consolidation in which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation, immediately thereafter own more than 50% of the combined voting power entitled to vote generally in the election of directors of the surviving company’s then outstanding voting securities); or (d) upon the sale of all or substantially all the assets of the Company. Additionally, restrictions will lapse in the event that an awardee retires from employment with the Company as a result of normal retirement, and such director has served on the Board of Directors of the Company for at least five years.

The Restricted Stock Plan expires on January 1, 2017, unless sooner terminated by the Board. The Restricted Stock Plan provides for appropriate adjustment in certain circumstances, including merger, consolidation, sale of all or substantially all the assets of the Company, reorganization, recapitalization, reclassification, stock dividends, stock splits, reverse stock splits, or other distributions with respect to such shares or other securities.

FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of the material U.S. Federal income tax consequences of restricted stock granted under the Restricted Stock Plan.

Generally, the grant of an award of restricted stock that is subject to restrictions on transfer and a substantial risk of forfeiture is not a taxable event. The recipient of the award will recognize ordinary compensation income in each year in which restrictions on the award lapse and the award vests, in an amount equal to the fair market value of the shares of common stock received. An award of restricted stock that is fully vested on the grant date generally will be taxable to the recipient on such date. A recipient’s basis for determining gain or loss on a subsequent disposition of these shares of common stock will be the amount the recipient must include in income when the restrictions lapse or when the award was granted, if not subject to restrictions. Any gain or loss recognized on a disposition of the shares of common stock generally will be short-term or long-term capital gain or loss depending on the length of time the recipient holds the shares.

If a recipient of an award of restricted stock properly makes an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, he or she will recognize ordinary compensation income equal to the fair market value of the shares of common stock at the time the shares are awarded, without taking into account the effect of the restrictions on the award. The recipient’s basis for determining gain or loss on a subsequent disposition of shares will be the amount the recipient so included in income. Any gain or loss recognized on a disposition of shares of common stock which were subject to the Section 83(b) election will be short-term or long-term capital gain or loss, depending on the length of time since the date of the award. If, however, the recipient forfeits an award upon a termination of employment prior to the time the restrictions lapse, he or she will generally not be entitled to deduct any loss upon such forfeiture even though the recipient may have been required to include an amount in income by virtue of the Section 83(b) election.

STOCKHOLDER APPROVAL

For stockholders to approve the Restricted Stock Plan, a quorum must exist at the Annual Meeting and the number of votes cast in favor must exceed the number of votes cast against such Restricted Stock Plan. Unless instructions to the contrary are specified in a proxy properly voted and returned, the proxies will be voted for the approval of the Restricted Stock Plan.

THE BOARD OF DIRECTORS BELIEVES THAT THIS PROPOSAL TO APPROVE THE 2007 NONEMPLOYEE DIRECTOR RESTRICTED STOCK PLAN IS IN THE BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADOPTION OF THIS PROPOSAL.

PROPOSAL 3

APPOINTMENT OF INDEPENDENT AUDITORS

Upon recommendation of the Audit Committee, Grant Thornton LLP has been appointed by the Board of Directors as the auditor of the Company for 2006. The stockholders of the Company are requested to ratify this appointment. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires and to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR 2006.

SECTION 16 (a)

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 (a) of the Securities Exchange Act of 1934 requires executive officers and directors and persons who beneficially own more than ten percent (10%) of the Company’s stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the New York Stock Exchange. Executive officers, directors and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16 (a) forms they file.

Based solely on its review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent (10%) beneficial owners were satisfied.

AVAILABILITY OF INFORMATION

Stockholders may access the Company’s Corporate Governance Principles, the current charters for the Audit, Compensation and Governance & Nominating Committees, and the Company’s Code of Ethical Conduct in the About Us - Investor Information section of the Company’s website at www.firstfedca.com. Any stockholder wishing a written copy of any of these documents may obtain one at no charge by written request to the Company’s Secretary.

STOCKHOLDER PROPOSALS

Any stockholder of the Company wishing to have a proposal considered for inclusion in the Company’s 2007 proxy solicitation materials must set forth such proposal in writing and file it with the Secretary of the Company on or before November 19, 2006. Such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission. Stockholder proposals not included in the Company’s 2007 proxy solicitation materials must, in order to be considered at the 2007 Annual Meeting, be submitted in writing to the Secretary of the Company by no earlier than January 26, 2007 nor later than February 23, 2007.

The Board of Directors of the Company will review any stockholder proposals which are filed as required and will determine whether such proposals meet applicable criteria for inclusion in its 2007 proxy solicitation materials for consideration at the 2007 Annual Meeting.

ANNUAL REPORT

UPON WRITTEN REQUEST OF ANY STOCKHOLDER SOLICITED HEREBY, THE COMPANY WILL PROVIDE FREE OF CHARGE A COPY OF ITS 2005 ANNUAL REPORT ON FORM 10-K WHICH HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS SHOULD BE DIRECTED TO SECRETARY, FIRSTFED FINANCIAL CORP., 401 WILSHIRE BLVD., SANTA MONICA, CALIFORNIA 90401.

The Company make(s) available free of charge its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to such reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after filing on or through the Company’s website at www.firstfedca.com.

By Order of the Board of Directors

Ann E. Lederer, Corporate Secretary

APPENDIX A

2007 NON-EMPLOYEE DIRECTORS RESTRICTED STOCK PLAN

1.	Establishment and Purpose of the Plan

This FirstFed Financial Corp. 2007 Non-Employee Directors Restricted Stock Plan (the “Plan”) is intended to provide a vehicle for increasing the stock ownership of non-employee directors (“Non-employee Directors”) of FirstFed Financial Corp., a Delaware corporation (together with its direct and indirect subsidiaries, the “Company”), in the Company, in order to increase their proprietary interest in the success of the Company and to encourage them to remain in the employ of the Company and its subsidiaries, as well as to attract and retain new directors. Restricted stock issued under this Plan (“Restricted Stock”) shall be subject to such restrictions as shall be determined in each specific case by the Compensation Committee of the Board of Directors (the “Board of Directors”) of the Company (the “Committee”) as hereinafter provided. The Restricted Stock consists exclusively of common stock of the Company, par value $.01 (“Stock”) awarded to Non-employee Directors in lieu of some or all of the cash compensation such directors would otherwise receive for their service as directors.

2.	Definitions

(a)	Award: A grant of Restricted Stock to an Awardee.

(b)	Awardee: An Eligible Director to whom an Award is made.

(c)	Award Agreement: Each Award shall be evidenced by a Restricted Stock Agreement. Such Agreement shall conform to the provisions of the Plan and shall specify the Date of Grant, vesting provisions and any restrictions for grants of Restricted Stock.

(d)	Basic Annual Award: An Award granted to each Eligible Director once each year based upon the formulas described in Section 4.

(e)	Board of Directors: The Board of Directors of the Company.

(f)

Change of Control: For the purpose of this Agreement, a “Change of Control” of the Company shall be deemed to occur if: (i) any “person” (as that term is used in sections 13(d) and 14(d) of the Exchange Act), is or becomes the “beneficial owner” (as that term is defined by the Securities and Exchange Commission for purposes of Section 13(d) of the Exchange Act), directly or indirectly, of 25% or more of the outstanding Voting Stock of the Company or its successors; or (ii) at any time during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease, for any reason other than death, disability or normal retirement, to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of the period was approved by a vote of at least 75% of the directors still in office who were directors at the beginning of the period; or (iii) upon any reorganization, merger or consolidation of the Company with one or more corporations (other than a reorganization, merger or consolidation in which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities); or upon the sale of all or substantially all the assets of the Company.

(g)	Common Stock: The Common Stock of the Company, par value $1.00 per share, or such other class or kind of share or other securities as may be applicable under Section 9.

(h)	Company: FirstFed Financial Corp., a Delaware corporation, or any successor to substantially all its business.

(i)	Date of Grant: The date an Award is granted to an Eligible Director. The Date of Grant will be in January of each year during the life of the Plan unless changed by action of the Board of Directors.

(j)	Eligible Director: Any person who on the Date of Grant is a member of the Board of Directors of the Company and is not an employee of the Company or of any Subsidiary as defined in Section 2(o).

(k)	Fair Market Value: As applied to a specific date, the average of the highest and lowest market prices of Common Stock, as reported on the consolidated transaction reporting system for the NYSE on such date, or, if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded.

(l)	Plan: FirstFed Financial Corp. 2007 Non-Employee Directors Restricted Stock Plan.

(m)	Restricted Stock: Restricted Stock under the Plan is Common Stock of the Company restricted as to sale for such time, and/or under such conditions, as the Committee shall determine. Prior to the lifting of the restrictions, the Awardee will nevertheless be entitled to receive dividends from and to vote the shares of Restricted Stock. Awards of Restricted Stock shall be made pursuant to a Restricted Stock Agreement between the Company and each Awardee that may contain additional terms.

(n)	Restricted Stock Agreement: The written agreement between the Company and the Awardee for a grant of Restricted Stock.

(o)	Subsidiary: Any business association (including a corporation or a partnership other than the Company) in an unbroken chain of such associations beginning with the Company if each of the associations other than the last association in the unbroken chain owns equity interests (including stock or partnership interests) possessing fifty (50) percent or more of the total combined voting power of all classes of equity interests in one or the other associations in such chain.

(p)	Supplemental Grant: A grant of Restricted Stock that is in addition to the Basic Annual Award and is granted to an Eligible Director as a result of that Eligible Director taking on additional responsibilities as a member of the Board of Directors of the Company, or as a result of a person becoming an Eligible Director following the date of the Basic Annual Award.

3.	Administration

(a)	Subject to the express provisions of this Plan, the Committee shall have the authority, in its sole discretion, to interpret the Plan and to provide for additional terms and conditions as may be reflected in the Award Agreements.

(b)

The membership of the Committee shall at all times be constituted so as to permit the Plan to comply with Rule 16b-3 promulgated under the Securities and Exchange Act of 1934 or any successor rule (“Rule 16b-3”). The Committee shall have all of the powers and duties set forth herein, as well as such additional powers and duties as the Board of Directors may delegate to it; provided, however, that the Board of Directors expressly retains the right to appoint the members of the Committee and to terminate or amend this Plan. The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, may fill vacancies in the

Committee, however caused, and may discharge the Committee. Duly authorized actions of the Committee shall constitute actions of the Board of Directors for the purposes of this Plan and the administration thereof.

4.	Stock

Except as provided in Section 9 of this Plan, the number of shares which may be made subject to grants of Restricted Stock shall be limited to an aggregate of 200,000 shares of Common Stock. In any fiscal year of the Company, the aggregate number of shares of Stock as to which Restricted Stock may be granted to any one person participating under the Plan shall not exceed 10,000. The shares issued pursuant to this Plan shall consist of previously issued shares of Stock which have been reacquired by the Company. If any Restricted Stock issued under this Plan is forfeited for any reason, the forfeited shares may again be made subject to a Restricted Stock Award under this Plan. Restricted Stock may not be awarded to any person if the total awards to such person exceed in the aggregate that number of shares equal to ten percent of the total amount of outstanding Stock of the Company.

Each Eligible Director shall automatically be granted under the Plan, as of the annual Date of Grant, an Award of Restricted Stock. The size of the Basic Annual Award is:

150% x Annual Basic Retainer = Target Value

Target Value/Market Price of Company Stock on Grant Date = Grant of Restricted Shares. The Grant of Restricted Shares will be rounded up to the next increment of 10 shares.

Definition of terms:

Annual Basic Retainer is the annual basic retainer paid to a Non-employee Director.

Target Value is the cash value of the Restricted Stock Grant on the Date of Grant.

Market Price on the Date of Grant is the Fair Market Value as defined in Section 2(k) on the Date of Grant.

5.	Eligibility

Restricted Stock may be issued under this Plan to Eligible Directors of the Company or a subsidiary. Any person receiving a Award under this Plan shall remain eligible to receive one or more additional Awards thereafter, notwithstanding that the applicable restrictions on Restricted Stock previously granted to such person have not lapsed.

6.	Restrictions Applicable to Awards Under the Plan

The Committee may place such restrictions on any shares of Restricted Stock as it shall deem appropriate; provided, however, that unless the Committee shall determine otherwise, shares of Restricted Stock subject to an Award hereunder shall be subject to the following restrictions:

(a)

Vesting - Subject to the provisions of Section 7 herein, such shares of Restricted Stock shall vest (i.e., become non-forfeitable) as follows: fifty percent of the shares shall vest on the first anniversary of the Date of Grant, and the remaining fifty percent shall vest on the second anniversary of the Date of Grant. and shall immediately become fully vested if any of the following occurs: (1) the Awardee attains the age for Board retirement and has completed five years of service on the Board of Directors of the Company, or (2) any Change of Control occurs. Any shares of Restricted Stock remaining subject to forfeiture in accordance with the vesting schedule related thereto are hereinafter referred to as “Unvested Shares.”

(b)	Delivery to Escrow - Upon issuance of a certificate evidencing such shares the recipient shall be required to deliver such certificate, endorsed in blank or with a duly executed stock power attached, to a Trust Officer of First Federal Bank of California, to be held until any vesting restrictions applicable thereto have lapsed or any Unvested Shares have been forfeited.

(c)	Legend - Each certificate evidencing Unvested Shares issued hereunder shall bear a legend to the effect that such shares are subject to potential forfeiture and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of (a “Transfer”) except in accordance with the terms of an agreement between the issuer and the registered owner, and any such Transfer shall be void and unenforceable against the issuer; provided, however, that the designation of a beneficiary shall not constitute a Transfer in violation of this provision.

7.	Rights of Recipients of Restricted Stock

Each recipient of an Award hereunder shall be deemed to be the registered owner of any Unvested Shares subject to such Award, notwithstanding that such Restricted Stock may be subject to restrictions and possible forfeiture under the terms of the agreement pursuant to which they were received. Unless and until all or a portion of such Unvested Shares are forfeited in accordance with the terms of such agreement, the recipient thereof shall have full voting rights with respect to such shares as well as the right to receive any and all distributions thereon.

An Awardee may file with the Board a written designation of a beneficiary on such form as may be prescribed by the Board and may, from time to time, amend or revoke such designation. If no beneficiary has been designated, the executor or administrator of the Awardee’s estate shall be deemed to be such person’s beneficiary.

8.	Impact of Retirement or Termination of Employment of Recipients of Restricted Stock

(a)	Retirement. If an Awardee retires from his/her employment with the Company or any of its Subsidiaries as a result of normal retirement (meaning mandatory retirement of members of the Board of Directors as specified in the Bylaws of the Company, as applied to Eligible Directors on the date of such Eligible Director’s retirement from the Board), and such Director has served on the Board of Directors of the Company for at least five years, any restrictions then applicable to Unvested Shares then held by such person shall thereupon lapse, unless otherwise determined by the Committee at the time of grant.

(b)	Termination of Employment. Except as otherwise provided in this Section 7, if an Awardee ceases to be an Eligible Director, any Unvested Shares then held by such person shall thereupon be forfeited. All Awards shall automatically terminate and be null and void as of the date an Eligible Director’s service on the Board of Directors terminates if the directorship is terminated as a result of any act of (a) fraud or intentional misrepresentation, or (b) embezzlement, misappropriation, or conversion of assets or opportunities of the Company or any subsidiary. Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Eligible Director any right to continue to serve on the Board.

9.	Adjustment Upon Changes in Capitalization; Changes in Control

(a)	In the event of any change in the outstanding stock of the Company by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, the Committee shall adjust proportionally the number and kind of shares subject to this Plan, and the number and kind of Unvested Shares then outstanding as a result of Awards hereunder. In the event of any other change affecting any class of stock of the Company subject to Restricted Stock granted under the Plan or any distribution (other than normal cash dividends) to holders of such class, such adjustments as may be deemed equitable by the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event.

(b)	Unless otherwise determined by the Committee at the time of grant, upon the effective date of the dissolution or liquidation of the Company, or of a reorganization, merger or consolidation of the Company with one or more other corporations in which the Company is not the surviving corporation, or of the transfer of all or substantially all of the assets or shares of the Company to another person or entity (any such transaction being referred to herein as a “Terminating Event”), this Plan shall terminate unless provision is made in writing in connection with such Terminating Event for the continuance of this Plan and for the substitution for such Unvested Shares of new Restricted Stock of the successor corporation, or a parent or subsidiary thereof, with such appropriate adjustments as may be determined or approved by the Committee or the successor to the Company to the number and kind of shares subject to such substituted Restricted Stock Award, in which event this Plan and any Unvested Shares theretofore granted hereunder or the new Restricted Stock substituted therefore, shall continue in the manner and under the terms so provided. Unless otherwise determined by the Committee at the time of grant, upon the occurrence of a Terminating Event in which provision is not made for the continuance of this Plan and for the substitution for such Unvested Shares of new Restricted Stock of the successor corporation or a parent or subsidiary thereof, the restrictions applicable to all outstanding Unvested Shares granted under this Plan shall lapse automatically on the date that such Terminating Event is approved by the Board of Directors of the Company.

(c)	In connection with any Award of Restricted Stock hereunder the Committee may, in its sole discretion, provide that any restrictions on any Unvested Shares covered by such grant shall automatically lapse following a “change in control” of the Company (as such term is defined in Section 2(f)).

10.	Effectiveness of the Plan

This Plan shall become effective upon its adoption by the affirmative vote of a majority of stockholders, present in person or represented by proxy, and entitled to vote thereon at the 2006 Annual Meeting of Stockholders when a quorum is present.

11.	Manner of Award

Nothing contained in this Plan or in any resolution heretofore or hereafter adopted by the Board of Directors or any committee thereof or by the stockholders of the Company with respect to this Plan shall constitute the issuance of Restricted Stock under this Plan. Any Award of Restricted Stock under this Plan shall be effective only upon the execution of an Award Agreement, in such form as shall be determined by the Committee, by a representative of the Committee or designee thereof and the recipient of the award.

12.	Compliance with Law and Regulations

The obligation of the Company to deliver any shares of Stock under this Plan shall be subject to all applicable laws, rules and regulations, and the obtaining of all approvals by governmental agencies deemed necessary or appropriate by the Committee. In connection with any Restricted Stock issuance or transfer, the person acquiring the shares shall, if requested by the Company, give assurance satisfactory to counsel to the Company with respect to such matters as the Company may deem desirable to assure compliance with all applicable legal requirements.

13.	Tax Withholding

The Company has been advised by its tax counsel that awards made under the Plan will give rise to the following tax events for U.S. citizens and residents under current U.S. federal income tax law:

Unless the Awardee makes an election under Section 83(b) of the Internal Revenue Code (the “Code”), Restricted Stock will not be taxable when issued, and the Company will not be entitled to a deduction at the time of issuance. Any dividends paid to the Awardee prior to the lifting of restrictions are taxable compensation income to the Awardee. When the restrictions are lifted, the Awardee will be treated as receiving taxable compensation in the amount of the excess of the then Fair Market Value over the amount, if any, paid by the Awardee for the shares.

The Company may make such provisions as it deems appropriate to withhold any taxes the Company determines it is required to withhold in connection with any Award. The Company may require the Eligible Director to satisfy any relevant tax requirements before authorizing any issuance of restricted stock to the director. Such settlement may be made in cash or Company stock, at the discretion of the Committee.

14.	Nonexclusivity of the Plan

Neither the adoption of this Plan by the Board of Directors nor the submission of this Plan to the stockholders of the Company for approval shall be construed as having any impact on existing qualified or nonqualified retirement, bonus or stock option plans of the Company, or as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of Restricted Stock otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

15.	Amendment

The Board of Directors at any time, and from time to time, may amend this Plan, subject to any required regulatory approval and subject to the limitation that, except as provided in Section 9 hereof, no amendment shall be effective unless approved within 12 months after the date of the adoption of such amendment by the affirmative vote of the holders of a majority of the shares of the Company’s Common Stock present in person or represented by proxy at a duly held meeting at which a quorum is present if such amendment would, but for such approval, cause the Plan to no longer comply with the requirements of Rule 16b-3.

Except as provided in Section 9 hereof, the rights and obligations of any holder of Unvested Shares at the time of any amendment of this Plan shall not be altered or impaired by amendment of this Plan, except with the consent of such holder.

16.	Termination or Suspension

The Board of Directors at any time may suspend or terminate this Plan at any time. Such termination shall not affect the validity of any Award then outstanding. This Plan, unless sooner terminated, shall terminate on January 1, 2017, but such termination shall not affect any Restricted Stock theretofore issued. No Restricted Stock may be issued under this Plan while this Plan is suspended or after it is terminated.

17.	Exculpation and Indemnification

The Company shall indemnify and hold harmless the members of the Board of Directors and the members of the Committee from and against any and all liabilities, costs, and expense incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons’ duties, responsibilities, and obligations under this Plan, other than such liabilities, costs and expenses as may result from the negligence, gross negligence, bad faith, willful conduct, or criminal acts of such persons.

18.	Titles

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY FIRSTFED FINANCIAL CORP.

				For	With- hold	For All Except
Proxy for Annual Meeting—April 26, 2006 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS		1.	ELECTION OF DIRECTORS (except as marked to the contrary below): Terms as Directors expiring 2009:	☐	☐	☐

The undersigned hereby appoints Babette E. Heimbuch and James P. Giraldin, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote as designated herein all shares of

Jesse Casso, Jr., Christopher M. Harding and Steven L. Soboroff
Common Stock of FirstFed Financial Corp. held of record by the undersigned on March 3, 2006, at the annual meeting of stockholders to be held on April 26, 2006, or any adjournment thereof. A vote FOR nominees Casso, Harding and Soboroff, and FOR Proposals 2, 3 and 4 is recommended by the Board of Directors.		INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.
				For	Against	Abstain

		2.	Approval of the 2007 Nonemployee Directors Restricted Stock Plan.	☐	☐	☐

		3.	Ratification of Grant Thornton LLP as the Company’s independent auditors for 2006.	☐	☐	☐

		4.	In their discretion, the proxies are authorized to vote upon such other business that may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE DIRECTORS NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 and 4.

Please be sure to sign and date this Proxy in the box below.	Date	Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name, by President or other authorized officer. If a partnership, please sign in partnership name by
Stockholder sign above	Co-holder (if any) sign above	authorized person.
+		+

é Detach above card mark, sign, date and mail using the enclosed envelope provided. é

FIRSTFED FINANCIAL CORP.

401 Wilshire Boulevard, Santa Monica, California 90401

PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.